SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K


            Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Act of 1934


                            November 19, 1997
            ________________________________________________
            Date of Report (Date of earliest event reported)


Commission file number:  0-21847

Boulder Capital Opportunities II, Inc.
(Exact name of small business issuer as specified in its charter)

Colorado                              84-1356898
(State or other jurisdiction of     (I.R.S. Employer
incorporation or organization)        Identification No.)

  4750 Table Mesa Drive, Boulder, CO 80302
 (Address of principal executive offices)  (Zip Code)

 (303) 442-1021
(Issuer's telephone number)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING
ACCOUNTANT

(a) DISMISSAL OF PRINCIPAL ACCOUNTANT.

Any client-auditor relationship which existed between the registrant and Stark Tinter & Associates, 5299 DTC Boulevard, Suite 300, Englewood, Colorado 80111, was terminated, effective November 19, 1997. The report of Stark Tinter & Associates on the financial statements of the registrant for the immediately preceding fiscal years and for the initial audit of the registrant at its inception, did not contain an on-going concern qualification and did not contain any other adverse opinion, disclaimer of opinion or qualification as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by the board of directors of the registrant.

       There were no disagreements with Stark Tinter & Associates at any time, on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s) if not resolved to the satisfaction of Stark Tinter & Associates, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

(b) ENGAGEMENT OF NEW PRINCIPAL ACCOUNTANT.

       The registrant has engaged a new independent accountant, Schumacher & Associates, 12835 E. Arapahoe Road, Tower II, Suite 110, Englewood, Colorado 80112. The date of the engagement was November 19, 1997. The registrant has not previously consulted its newly engaged independent auditor on any matters.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

(b) The letter from the former accountant required by Item 304(a)(3) of Regulation S-K, is unavailable at the time of this filing of reporting the change of accountants.

Signatures:

       In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOULDER CAPITAL OPPORTUNITIES II, INC.
(Registrant)

Date:  December 8, 1997



Signature: ______________________________________
              Robert Soehngen, President